SHAREHOLDER RIGHTS PLAN AGREEMENT

                              DATED AS OF APRIL 9, 1998





                                       BETWEEN



                               AMERICAN ECO CORPORATION


                                         AND



                            THE CIBC MELLON TRUST COMPANY

                                   AS RIGHTS AGENT

                          SHAREHOLDER RIGHTS PLAN AGREEMENT

                                  TABLE OF CONTENTS
                                  -----------------

                                                                          Page
                                                                          ----


     ARTICLE 1 - INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . .  1
          1.1  Certain Definitions . . . . . . . . . . . . . . . . . . . . .  1
          1.2  Currency  . . . . . . . . . . . . . . . . . . . . . . . . .   17
          1.3  Headings  . . . . . . . . . . . . . . . . . . . . . . . . .   17
          1.4  Calculation of Number and Percentage of Beneficial Ownership
               of Outstanding Voting Shares  . . . . . . . . . . . . . . .   17
          1.5  Acting Jointly or in Concert  . . . . . . . . . . . . . . .   18
          1.6  Gennerally Accepted Accounting Principles . . . . . . . . .   18

     ARTICLE 2 - RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . .   18
          2.1  Legend on Common Share Certificates . . . . . . . . . . . .   18
          2.2  Initial Exercise Price  . . . . . . . . . . . . . . . . . .   19
          2.3  Adjustments to Exercise Price . . . . . . . . . . . . . . .   22
          2.4  Corporation Covenants . . . . . . . . . . . . . . . . . . .   27
          2.5  Consolidation, Merger or Sale or Transfer of
               Assets or Earning Power . . . . . . . . . . . . . . . . . .   28
          2.6  Date on Which Exercise Is Effective . . . . . . . . . . . .   31
          2.7  Execution, Authentication, Delivery and Dating of Rights
               Certificates  . . . . . . . . . . . . . . . . . . . . . . .   31
          2.8  Registration, Transfer and Exchange . . . . . . . . . . . .   32
          2.9  Mutilated, Destroyed, Lost and Stolen Rights Certificates .   33
          2.10 Persons Deemed Owners of Rights . . . . . . . . . . . . . .   33
          2.11 Delivery and Cancellation of Certificates . . . . . . . . .   34
          2.12 Agreement of Rights Holders . . . . . . . . . . . . . . . .   34
          2.13 Rights Certificate Holder Not Deemed a Shareholder  . . . .   35

     ARTICLE 3 - ADJUSTMENTS TO THE RIGHTS . . . . . . . . . . . . . . . .   35
          3.1  Flip-in Event . . . . . . . . . . . . . . . . . . . . . . .   35
          3.2  Exchange Option . . . . . . . . . . . . . . . . . . . . . .   37
          3.3  Fiduciary Duties of the Board of Directors of the
               Corporation . . . . . . . . . . . . . . . . . . . . . . . .   38

     ARTICLE 4 - THE RIGHTS AGENT  . . . . . . . . . . . . . . . . . . . .   38
          4.1  General . . . . . . . . . . . . . . . . . . . . . . . . . .   38
          4.2  Merger, Amalgamation or Consolidation or Change of Name of
               Rights Agent  . . . . . . . . . . . . . . . . . . . . . . .   39
          4.3  Duties of Rights Agent  . . . . . . . . . . . . . . . . . .   40
          4.4  Change of Rights Agent  . . . . . . . . . . . . . . . . . .   42

     ARTICLE 5 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .   42
          5.1  Redemption and Waiver . . . . . . . . . . . . . . . . . . .   42
          5.2  Notice of Certain Events  . . . . . . . . . . . . . . . . .   44
          5.3  Expiration  . . . . . . . . . . . . . . . . . . . . . . . .   45
          5.4  Issuance of New Rights Certificates . . . . . . . . . . . .   46
          5.5  Supplements and Amendments  . . . . . . . . . . . . . . . .   46
          5.6  Fractional Rights and Fractional Shares . . . . . . . . . .   47
          5.7  Rights of Action  . . . . . . . . . . . . . . . . . . . . .   48
          5.8  Regulatory Approvals  . . . . . . . . . . . . . . . . . . .   48
          5.9  Declaration as to Non-Canadian and Non-U.S. Holders . . . .   48
          5.10 Notices . . . . . . . . . . . . . . . . . . . . . . . . . .   49
          5.11 Costs of Enforcement  . . . . . . . . . . . . . . . . . . .   50
          5.12 Successors  . . . . . . . . . . . . . . . . . . . . . . . .   50
          5.13 Benefits of this Agreement  . . . . . . . . . . . . . . . .   50
          5.14 Governing Law . . . . . . . . . . . . . . . . . . . . . . .   50
          5.15 Severability  . . . . . . . . . . . . . . . . . . . . . . .   50
          5.16 Effective Date  . . . . . . . . . . . . . . . . . . . . . .   51
          5.17 Reconfirmation  . . . . . . . . . . . . . . . . . . . . . .   51
          5.18 Determinations and Actions by the Board of Directors  . . .   51
          5.19 Time of the Essence . . . . . . . . . . . . . . . . . . . .   51
          5.20 Regulatory Approvals  . . . . . . . . . . . . . . . . . . .   51
          5.21 Execution in Counterparts . . . . . . . . . . . . . . . . .   52

                          SHAREHOLDER RIGHTS PLAN AGREEMENT


     MEMORANDUM OF AGREEMENT dated as of April 9, 1998 between American ECO Corporation (the "Corporation"), a corporation incorporated under the Business Corporations Act (Ontario) and The CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada (the "Rights Agent");

     WHEREAS the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to adopt a shareholder rights plan to insure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any take-over bid for the Corporation;

     AND WHEREAS in order to implement the adoption of a shareholder rights plan as established by this Agreement, the Board of Directors has:

          (a) authorized the issuance, effective at 12:01 a.m. (Toronto time) on the Effective Date (as hereinafter defined), of one Right (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at 12:01 a.m. (Toronto time) on the Effective Date (the "Record Time"); and

          (b) authorized the issuance of one Right in respect of each Common Share of the Corporation issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

     AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to acquire securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

     AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, and subject to such covenants and agreements, the parties hereby agree as follows:


                              ARTICLE 1 - INTERPRETATION

     1.1  CERTAIN DEFINITIONS
          -------------------

     For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "ACQUIRING PERSON" shall mean any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided however that the term "Acquiring Person" shall not include:

               (i)       the Corporation or any Subsidiary of the Corporation;

               (ii) any employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any entity holding Voting Shares for or pursuant to the terms of any such plan;

               (iii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares solely as a result of one or any combination of (A) a Voting Share Reduction, (B) Permitted Bid Acquisitions, (C) an Exempt Acquisition, or (D) Pro Rata Acquisitions; provided however that if a Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of one or any combination of the operation of (A), (B), (C) or (D) above and such Person's Beneficial Ownership of Voting Shares thereafter increases by more than 1% of the number of Voting Shares outstanding (other than pursuant to one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition), then as of the date such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an "Acquiring Person";

               (iv) for a period of ten days after the Disqualification Date (as defined below), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Subsection 1.1(f)(vi) solely because such Person or the Beneficial Owner of such Voting Shares is making or has announced an intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "Disqualification Date" means the first date of public announcement that any Person is making or has announced an intention to make a Take-over Bid;

               (v) an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution to the public of securities of the Corporation pursuant to an underwriting agreement with the Corporation; or

               (vi) a Person (a "Grandfathered Person") who is the Beneficial Owner of 20% or more of the outstanding Voting Shares determined as at the Record Time, provided however that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time, become the Beneficial Owner of additional Voting Shares of the Corporation that increases its Beneficial Ownership of Voting Shares by more than 1% of the number of Voting Shares outstanding as at the Record Time (other than pursuant to one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition);

          (b) "AFFILIATE" when used to indicate a relationship with a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person;

          (c) "AGREEMENT" shall mean this shareholder rights plan agreement dated as of April 9, 1998 between the Corporation and the Rights Agent, as the same may be further amended or supplemented from time to time; "hereof", "herein", "hereto" and similar expressions mean and refer to this Agreement as a whole and not to any particular part of this Agreement;

          (d) "ANNUAL CASH DIVIDEND" shall mean cash dividends paid in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

               (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

               (ii) 300% of the arithmetic mean of the aggregate amounts of the annual cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

              (iii) 100% of the aggregate consolidated net income of the
                    Corporation, before extraordinary items, for its immediately preceding fiscal year;

          (e) "ASSOCIATE", when used to indicate a relationship with a Person means:

               (i) any body corporate, partnership or other organization of which such specified Person is a director, officer or partner;

               (ii) any trust or other estate (A) in which such specified Person has a beneficial interest and with whom such specified Person is acting jointly or in concert, or
                         (B) in which such specified Person has a 10% or greater Beneficial Ownership or beneficial interest, or (C) as to which such specified Person serves as trustee or in a similar fiduciary capacity provided however that a Person shall not be an Associate of a trust by reason only of the fact that such Person serves as trustee or in a similar capacity in relation to such trust if such Person is duly licensed to carry on the business of a trust company under applicable laws or if the ordinary business of such Person includes the management of investment funds for unaffiliated investors and such Person acts as trustee or in a similar capacity in relation to such trust in the ordinary course of such business;

               (iii) any relative of such specified Person or any person to whom such specified Person is married, or any person with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other person who has the same home as such specified Person;

               (iv) any Person who is a director, officer, partner or trustee of such specified Person or of any body corporate, partnership or other organization (other than the Corporation or any wholly-owned Subsidiary of the Corporation) which is an Affiliate or Associate of such specified Person;

               (v) any body corporate of which such specified Person owns, directly or indirectly, at law or in equity, shares or securities currently convertible into or exchangeable for shares carrying more than 10% of the voting rights attaching to all voting shares of the body corporate for the time being outstanding or a currently exercisable option or right to purchase such shares or such convertible or exchangeable securities; and

               (vi) any Person who is an Associate within the meaning ascribed to such term in (i) Rule 12b-2 of the General Rules and Regulations under the 1934 Exchange Act as in effect on the date hereof or (ii) the Securities Act (Ontario) as in effect on the date hereof.

          (f) A Person is deemed the "BENEFICIAL OWNER" and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN":

               (i) any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the direct or indirect Beneficial Owner and, for this purpose, a Person shall be deemed to be a Beneficial Owner of all securities:

                    (A) owned by a partnership of which such Person or any of such Person's Affiliates or Associates is a partner;

                    (B) owned by a trust of which such Person or any of such Person's Affiliates or Associates is a beneficiary (whether their interest in the trust is present or future and/or vested or contingent);

                    (C)  owned jointly or in common with others; and

                    (D) of which such Person or any of such Person's Affiliates or Associates is deemed to be the Beneficial Owner pursuant to the OBCA or the Securities Act (Ontario) for the purposes of insider trading or take-over bids or pursuant to Rule 13d-3 or 13d-5 under the 1934 Exchange Act, whether or not such laws or regulations apply to such Person or such Person's Affiliates or Associates and whether or not such beneficial owner or deemed beneficial owner is the holder of record of such securities;

               (ii) any securities as to which such Person or any of such
                    Person's Affiliates or Associates has, directly or indirectly:

                    (A) the right to become a Beneficial Owner within the meaning of Subsection 1.1(f)(i) (whether such right is exercisable immediately or after the passage of time or upon the occurrence of a contingency or payment of installments or otherwise) pursuant to any agreement, arrangement, pledge or understanding or otherwise, whether or not in writing (other than (1) customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a bona fide distribution to the public of securities, and
                         (2) pledges of securities in the ordinary course of business that meet all of the conditions specified in Rule 13d-3(d)(3) under the 1934 Exchange Act or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options or otherwise; or

                    (B) the right to vote (whether such right is exercisable immediately or after the passage of time or upon the occurrence of a contingency or payment of installments or otherwise) pursuant to any agreement, arrangement or understanding or otherwise whether or not in writing (other than (1) pledges of securities in the ordinary course of business that meet all of the circumstances specified in Rule 13-3(d)(3) under the 1934 Exchange Act other than the condition in Rule 13d-3(d)(3)(ii), and (2) a pledge agreement with a registered securities dealer relating to the extension of credit for purchases of securities on margin in the ordinary course of the dealer's business); and

               (iii) any securities which are Beneficially Owned within the meaning of Subsection 1.1(f)(i) or (ii) by any other Person with which such Person or any of such Person's Affiliates or Associates is acting jointly or in concert or has any agreement, arrangement or understanding whether or not in writing (other than (1) customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a bona fide distribution to the public of securities, and (2) pledges of securities in the ordinary course of business that meet all of the conditions specified in Rule 13d-3(d)(3) under the 1934 Exchange Act) with respect to or for the purpose of, acquiring, holding, voting or disposing of any Voting Shares or acquiring, holding or disposing of a significant portion of the property or assets of the Corporation or any Subsidiary of the Corporation determined on the basis of a consolidation of the accounts of the Corporation and its Subsidiaries and any securities which are Beneficially Owned (within the meaning of Clauses (i) or (ii) of this Subsection 1.1(f) by any Affiliate or Associate of such other Person or any Person that is acting jointly or in concert with, or has any agreement, arrangement or understanding of the type referred to above with, such other Person;

               provided however that a Person shall NOT be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

               (iv) solely because such security has been deposited or tendered pursuant to a tender or exchange offer or Take-over Bid made by such Person or any of such Person's Affiliates or Associates until the earlier of such deposited or tendered security being accepted unconditionally for payment or exchange or being taken up and paid for;

               (v) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to and in accordance with, the applicable rules and regulations under the OBCA, the Securities Act (Ontario) and the 1934 Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under
                    Section 101 of the Securities Act (Ontario) or under Item 6 of Schedule 13D under the 1934 Exchange Act;

               (vi) solely because such Person (hereinafter in this Subsection
                    1.1(f)(vi) referred to as the "MANAGER"), being principally engaged in the business of managing investment funds for other Persons (which others may include and be limited to one or more employee benefit plans or pension plans) who are not Affiliates or Associates of the Manager and who do not act jointly or in concert with the Manager as part of the Manager's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over such security and such voting or dispositive power over such security is held in the ordinary course of such business in the performance of the duties of the Manager for the account of the other Person; provided however that:

                    (A) such security shall be deemed in such case to be Beneficially Owned by such other Persons;

                    (B) the Manager does not, individually, Beneficially Own in excess of five percent of the outstanding Voting Shares, determined after giving effect to the provisions of this Subsection 1.1(f)(vi); and

                    (C) the Manager has not participated in, has not made, does not propose or intend to make and is not participating in or making a recommendation in respect of, a Take-over Bid or any plan or proposal relating thereto or resulting therein, either alone or by acting jointly or in concert with any other Person;

                    and provided further that notwithstanding the foregoing the Board of Directors shall have the right to and may determine, acting in good faith, that conditions exist which should disentitle the Manager from relying on this Subsection 1.1(f)(vi) and, in such event, the Manager's Beneficial Ownership of securities shall be determined without reference to this Subsection 1.1(f)(vi); or

              (vii) solely because such Person (hereinafter in this
                    Subsection 1.1(f)(vii) referred to as the "TRUST COMPANY") holds or exercises voting or dispositive power over such securities provided that:

                    (A) the Trust Company is licensed to carry on the business of a trust company under applicable law and as such acts as trustee or administrator or in similar capacity in relation to the estates of deceased or incompetent Persons (each an "ESTATE ACCOUNT") or in relation to other accounts (each an "OTHER ACCOUNT") and holds such voting or dispositive power over such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person or for such other accounts; and

                    (B) the Trust Company has not participated in, has not made, does not propose or intend to make and is not participating in, a Take-over Bid or any plan or proposal relating thereto or resulting therein, either alone or by acting jointly or in concert with any other Person;

                    and provided further that notwithstanding the foregoing the Board of Directors shall have the right to and may determine, acting in good faith, that conditions exist which should disentitle the Trust Company from relying on this Subsection 1.1(f)(vii) and in such event the Trust Company's Beneficial Ownership of securities shall be determined without reference to this Subsection 1.1(f)(vii); or

             (viii) solely because such Person is a client of the same
                    Manager as another Person on whose account the Manager holds or exercises voting or dispositive power over such security, or solely because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds or exercises voting or dispositive power over such security; or

               (ix) held for or pursuant to the terms of any employee benefit plan, deferred profit sharing plan, stock participating plan or trust for the benefit of employees of the Corporation or any Subsidiary of the Corporation; or

               (x) solely because any such Person, any of such Person's Affiliates or Associates or any other Person referred to in clause (iii) of this definition has an agreement, arrangement or understanding, whether or not in writing (but other than of the nature otherwise referred to in this Subsection 1.1(f)), with respect to a shareholder proposal or a matter or matters to come before a particular meeting of shareholders, including the election of directors; or

               (xi) issuable upon exercise of Rights at any time prior to the occurrence of a Flip-in Event; or

              (xii) issuable upon exercise of Rights from and after the
                    occurrence of a Flip-in Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Separation Time or pursuant to Section 2.1 ("Original Rights") or pursuant to Subsection 2.3(e) in connection with an adjustment made with respect to Original Rights.

                    For the purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all Voting Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

          (g) "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation or any duly constituted and empowered committee thereof;

          (h) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Toronto are authorized or obligated by law to close;

          (i) "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in United States Dollars shall mean, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S. - Canadian Exchange Rate in effect on such date;

          (j) "CANADIAN - U.S. EXCHANGE RATE" shall mean, on any date, the inverse of the U.S. - Canadian Exchange Rate in effect on such date;

          (k) "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the principal transfer office in Toronto of the transfer agent for the Common Shares of the Corporation (or, after the Separation Time, the principal transfer office in Toronto of the Rights Agent) is closed to the public;

          (l) "COMMON SHARES" shall mean the common shares in the capital of the Corporation;

          (m)  "COMPETING PERMITTED BID" shall mean a Take-over Bid that:

               (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid;

               (ii) satisfies all components of the definition of a Permitted Bid other than the requirements set out in Subsection 1.1(ai)(ii) of the definition of a Permitted Bid; and

               (iii) contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date that is no earlier than the later of: (A) the 60th day after the date on which the earliest Permitted Bid which preceded the Competing Permitted Bid was made; and (B) 21 days after the date of the Take-over Bid constituting the Competing Permitted Bid; and only if at the date that the Voting Shares are to be taken up more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Competing Permitted Bid and not withdrawn;

          (n)  "CONTROLLED" a corporation is "controlled" by another Person if:

               (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person; and

               (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation; and "controls", "controlling" and "under common control with" shall be interpreted accordingly;

          (o) "CO-RIGHTS AGENTS" shall have the meaning ascribed thereto in Subsection 4.1(a);

          (p) "DISPOSITION DATE" shall have the meaning ascribed thereto in Subsection 5.1(e);

          (q) "DIVIDEND REINVESTMENT ACQUISITION" shall mean an acquisition of Voting Shares pursuant to a Dividend Reinvestment Plan;

          (r) "DIVIDEND REINVESTMENT PLAN" shall mean a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities where such plan permits the holder to direct that some or all of:

               (i) dividends paid in respect of shares of any class of the Corporation;

               (ii)      proceeds of redemption of shares of the Corporation;

               (iii) interest paid on evidences of indebtedness of the Corporation; or

               (iv) optional cash payments; be applied to the purchase from the Corporation of Voting Shares;

          (s) "ELECTION TO EXERCISE" shall have the meaning ascribed thereto in Subsection 2.2(d)(ii);

          (t)  "EFFECTIVE DATE" shall mean April 20, 1998;

          (u) "EXEMPT ACQUISITION" shall mean a share acquisition in respect of which the Board of Directors has waived the application of
               Section 3.1;

          (v) "EXERCISE PRICE" shall mean, as of any date, the price at which a holder may purchase securities issuable upon exercise of one whole Right which, until adjustment thereof in accordance with the terms hereof, shall be one-half of the then current Market Price;

          (w) "EXPANSION FACTOR" shall have the meaning ascribed thereto in Subsection 2.3(a)(iv)(a);

          (x) "EXPIRATION TIME" shall mean the close of business on that date which is the earliest of the of termination of this Agreement pursuant to Section 5.16 or, if this Agreement is confirmed pursuant to Section 5.16, the date of termination of this Agreement pursuant to Section 5.17 or, if this Agreement is reconfirmed pursuant to Section 5.17, the close of business on the tenth anniversary of the Effective Date;

          (y) "FLIP-IN EVENT" shall mean a transaction in or pursuant to which any Person becomes an Acquiring Person;

          (z)  "HOLDER" shall have the meaning ascribed thereto in Section 2.10;

          (aa) "INDEPENDENT DIRECTORS" shall mean any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board of Directors prior to the date hereof, and any successor of an Independent Director while such successor is a member of the Board of Directors, who is not an Acquiring Person or an Affiliate or an Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Independent Director by a majority of the Independent Directors;

          (ab) "INDEPENDENT SHAREHOLDERS" shall mean holders of Voting Shares, other than:

               (i)       any Acquiring Person;

               (ii) any Offeror (other than any Person who, by virtue of Subsection 1.1(f)(iii)(b), is not deemed to Beneficially Own the Voting Shares held by such Person);

               (iii) any Affiliate or Associate of any Acquiring Person or Offeror; any Person acting jointly or in concert with any Acquiring Person or Offeror; and

               (iv) any employee benefit plan, deferred profit sharing plan, stock participation plan and any other similar plan or trust for the benefit of employees of the Corporation unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid;

          (ac) "MARKET PRICE" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided however that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section
               2.3 hereof in order to make it fully comparable with the closing price on such date of determination or if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

               (i) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and ask prices for each of such securities as reported by the principal Canadian stock exchange (as determined by volume of trading) on which such securities are listed or admitted to trading;

               (ii) if for any reason none of such prices is available on such day or the securities are not listed or posted for trading on a Canadian stock exchange, the last sale price or, in case no such sale takes place on such date, the average of the closing bid and ask prices for each of such securities as reported by the principal national United States securities exchange (as determined by volume of trading) on which such securities are listed or admitted to trading;

               (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange, the last sale price or, in case no sale takes place on such date, the average of the high bid and low ask prices for each of such securities in the over-the-counter market, as quoted by any recognized reporting system then in use; or

               (iv) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange or quoted by any such reporting system, the average of the closing bid and ask prices as furnished by a recognized professional market maker making a market in the securities; provided however that if for any reason none of such prices is available on such day, the closing price per share of such securities on such date means the fair value per share of such securities on such date as determined by a nationally recognized investment dealer or investment banker. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof. Notwithstanding the foregoing, where the Board of Directors is satisfied that the Market Price of securities as determined herein was affected by an anticipated actual Take-over Bid or by improper manipulation, the Board of Directors may determine the Market Price of securities, such determination to be based upon a finding as to the price at which a holder of securities of that class could reasonably have expected to dispose of his securities immediately prior to the relevant date excluding any change in price reasonably attributable to the anticipated or actual Take-over Bid or to the improper manipulation.

          (ad) "1933 SECURITIES ACT" shall mean the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;

          (ae) "1934 EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;

          (af) "NOMINEE" shall have the meaning ascribed thereto in Subsection 2.2(c);

          (ag) "OBCA" shall mean the Business Corporations Act, (Ontario) as amended and the regulations made thereunder, and any comparable or successor laws or regulations thereto;

          (ah) "OFFER TO ACQUIRE" shall include:

               (i) an offer to purchase or a solicitation of an offer to sell Voting Shares, or a public announcement of an intention to make such an offer or solicitation; and

               (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited; or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

          (ai) "OFFEROR" shall mean a Person who has announced and has not withdrawn, an intention to make or who has made and has not withdrawn, a Take-over Bid, other than a Person who has completed a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition;

          (aj) "OFFEROR'S SECURITIES" shall mean Voting Shares Beneficially Owned by an Offeror on the date of the Offer to Acquire;

          (ak) "PERMITTED BID" shall mean a Take-over Bid made by an Offeror by way of take-over bid circular which also complies with the following additional provisions:

               (i) the Take-over Bid is made to all holders of Voting Shares as registered on the books of the Corporation, other than the Offeror;

               (ii) the Take-over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than 90 days following the date of the Take-over Bid and only if at such date more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

               (iii) unless the Take-over Bid is withdrawn, the Take-over Bid contains an irrevocable and unqualified provision that Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period of time described in Subsection (ai)(ii) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

               (iv) the Take-over Bid contains an irrevocable and unqualified provision that in the event that the deposit condition set forth in Subsection (ai)(ii) is satisfied the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than ten Business Days from the date of such public announcement;

          (al) "PERMITTED BID ACQUISITION" shall mean an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

          (am) "PERSON" shall include any individual, firm, partnership, association, trust, body corporate, corporation, unincorporated organization, syndicate, governmental entity or other entity;

          (an) "PRO RATA ACQUISITION" shall mean an acquisition by a Person of Voting Shares pursuant to:

               (i)       a Dividend Reinvestment Acquisition;

               (ii) a stock dividend, stock split or other event in respect of securities of the Corporation of one or more particular classes or series pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of securities of the particular class, classes or series;

               (iii) the acquisition or the exercise by the Person of only those rights to purchase Voting Shares distributed to that Person in the course of a distribution to all holders of securities of the Corporation of one or more particular classes or series pursuant to a rights offering or pursuant to a prospectus; or

               (iv) a distribution of Voting Shares or securities convertible into or exchangeable for Voting Shares (and the conversion or exchange of such convertible or exchangeable securities), made pursuant to a prospectus or by way of a private placement, provided that the Person does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition;

          (ao) "RECORD TIME" shall have the meaning set forth in the second whereas clause;

          (ap) "RIGHT" shall mean a right to purchase a Common Share of the Corporation upon the terms and subject to the conditions set forth in this Agreement;

          (aq) "RIGHTS CERTIFICATE" shall mean the certificates representing the Rights after the Separation Time, which shall be substantially in the form attached hereto as Attachment 1;

          (ar) "RIGHTS REGISTER" shall have the meaning ascribed thereto in Subsection 2.8(a);

          (as) "SECTION 2.5 EVENT" shall have the meaning ascribed thereto in Subsection 2.5;

          (at) "SECURITIES ACT" shall mean the Securities Act, Ontario as amended and the regulations thereunder and any comparable or successor laws or regulations thereto;

          (au) "SEPARATION TIME" shall mean the close of business on the eighth Trading Day after the earlier of:

               (i)  the Stock Acquisition Date; and

               (ii) the date of the commencement of or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted
                    Bid), or such later time as may be determined by the Board of Directors, provided that, (A) if any Take-over Bid referred to in this Subsection (au)(ii) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this definition, never to have been made; and
                    (B) if the Board of Directors determines to waive the application of Section 3.1 to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

          (av) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 101 of the Securities Act, Ontario or Section 13(d) of the 1934 Exchange Act) by the Corporation or an Acquiring Person stating that an Acquiring Person has become such;

          (aw) "SUBSIDIARY" a corporation shall be deemed to be a Subsidiary of another corporation if:

               (i)  it is controlled by:

                    (A)  that other; or

                    (B) that other and one or more corporations each of which is controlled by that other; or

                    (C) two or more corporations each of which is controlled by that other; or

               (ii) it is a Subsidiary of a corporation that is that other's
                    Subsidiary;

          (ax) "TAKE-OVER BID" shall mean an Offer to Acquire Voting Shares or securities convertible into Voting Shares if, assuming that the Voting Shares or convertible securities subject to the Offer to Acquire are acquired and are Beneficially Owned at the date of such Offer to Acquire by the Person making such Offer to Acquire, such Voting Shares (including Voting Shares that may be acquired upon conversion of securities convertible into Voting Shares) together with the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire;

          (ay) "TRADING DAY", when used with respect to any securities, shall mean a day on which the principal Canadian or United States stock exchange or quotation system (including NASDAQ) on which such securities are listed or admitted for trading is open for the transaction of business or if the securities are not listed or admitted for trading on any Canadian stock exchange, a Business Day;

          (az) "U.S.- CANADIAN EXCHANGE RATE" shall mean, on any date:

               (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

               (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in such manner as may be determined by the Board of Directors from time to time acting in good faith;

          (ba) "U.S. DOLLAR EQUIVALENT" of any amount which is expressed in Canadian dollars shall mean, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian - U.S. Exchange Rate in effect on such date;

          (bb) "VOTING SHARE REDUCTION" shall mean an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares then outstanding; and

          (bc) "VOTING SHARES" shall mean the Common Shares and any other shares in the capital of the Corporation entitled to vote generally in the election of directors.

     1.2  CURRENCY
          --------

     All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

     1.3  HEADINGS
          --------

     The division of this Agreement into Articles, Sections, Subsections, Clauses, Paragraphs, Subparagraphs or other portions hereof and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.4  CALCULATION OF NUMBER AND PERCENTAGE OF BENEFICIAL OWNERSHIP OF
          ---------------------------------------------------------------
          OUTSTANDING VOTING SHARES
          -------------------------

     For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by a Person, shall be and shall be deemed to be the
     product (expressed as a percentage) determined by the formula:   100 x A
                                                                           ---
                                                                            B

     Where     A    =    the number of votes for the election of all directors
                         generally attaching to the Voting Shares Beneficially
                         Owned by such Person; and

               B    =    the number of votes for the election of directors
                         generally attaching to all outstanding Voting Shares.

     Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

     1.5  ACTING JOINTLY OR IN CONCERT
          ----------------------------

     For the purposes hereof, a Person is acting jointly or in concert with every Person who acquires or offers to acquire Voting Shares as a result of any agreement, commitment or understanding, whether formal or informal, with the first Person or any Associate or Affiliate thereof (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities or pledges of securities in the ordinary course of business).

     1.6  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
          ----------------------------------------

     Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the recommendations at the relevant time of the Canadian Institute of Chartered Accountants or the American Institute of Certified Public Accountants' Accounting Principles Board and the Financial Accounting Standards Board, as the case may be, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.


                                  ARTICLE 2 - RIGHTS

     2.1  LEGEND ON COMMON SHARE CERTIFICATES
          -----------------------------------

     Certificates representing Common Shares which are issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time, shall also evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          Until the Separation Time (as defined in the Shareholder Rights Agreement referred to below), this certificate also evidences rights of the holder described in a Shareholder Rights Plan Agreement dated as of April 9, 1998 (the "Shareholder Rights Agreement") between American ECO Corporation (the "Corporation") and The CIBC Mellon Trust Company, the terms of which are incorporated herein by reference and a copy of which is on file at the head office of the Corporation. Under certain circumstances set out in the Shareholder Rights Agreement, the rights may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate.
          The Corporation will mail or arrange for the mailing of a copy of the Shareholder Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

     Certificates representing Common Shares that are issued and outstanding at or after the Record Time shall also evidence one Right for each Common Share represented thereby, notwithstanding the absence of the foregoing legend, until the close of business on the earlier of the Separation Time and the Expiration Time.

     2.2  INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS
          ----------------------------------------------------------------

          (a) Subject to adjustment as herein set forth, each Right shall entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (and the Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

          (b)  Until the Separation Time:

               (i) the Rights shall not be exercisable and no Right may be exercised; and

               (ii) each Right shall be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall also be deemed to represent a Rights Certificate) and shall be transferable only together with, and shall be transferred by a transfer of, such associated Common Share.

          (c)  From and after the Separation Time and prior to the Expiration
               Time:

               (i)  the Rights shall be exercisable; and

               (ii) the registration and transfer of Rights shall be separate from and independent of Common Shares.

          Promptly following the Separation Time, the Corporation shall prepare and the Rights Agent shall mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "NOMINEE")) at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

               (a) a Rights Certificate appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

               (b) a disclosure statement describing the Rights, provided that a Nominee shall be sent the materials provided for in (a) and (b) in respect of all Common Shares of the Corporation held of record by it which are not Beneficially Owned by an Acquiring Person.

          (d) Rights may be exercised, in whole or in part, on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent:

               (i)  the Rights Certificate evidencing such Rights;

               (ii) an election to exercise such Rights (an "Election to
                    Exercise") substantially in the form attached to the Rights Certificate appropriately completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

              (iii) payment by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

          (e) Upon receipt of a Rights Certificate, together with a completed Election to Exercise executed in accordance with Subsection 2.2(d)(ii), which does not indicate that such Right is null and void as provided by Subsection 3.1(b), and payment as set forth in Subsection 2.2(d)(iii), the Rights Agent (unless otherwise instructed by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

               (i) requisition from the transfer agent certificates representing the number of such Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

               (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

              (iii) after receipt of the certificates referred to in
                    Subsection 2.2(e)(i), deliver the same to or upon the order of the registered holder of such Rights
                    Certificates, registered in such name or names as may be designated by such holder;

               (iv) when appropriate, after receipt, deliver the cash referred to in Subsection 2.2(e)(ii) to or to the order of the registered holder of such Rights Certificate; and

               (v) tender to the Corporation all payments received on exercise of the Rights.

          (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised (subject to the provisions of Subsection 5.5(a)) will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

          (g)  The Corporation covenants and agrees that it shall:

               (i) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

               (ii) take all such action as may be necessary and within its power to comply with the requirements of the OBCA, the Securities Act and the securities laws or comparable legislation of each of the provinces of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights, including for greater certainty and without limitation, registration of the Common Shares under the 1933 Securities Act;

               (iii) use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on the stock exchanges on which such Common Shares were traded immediately prior to the Stock Acquisition Date;

               (iv) cause to be reserved and kept available out of the authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

               (v) pay when due and payable, if applicable, any and all Canadian and United States federal, provincial and municipal transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares to be issued upon exercise of any Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and

               (vi)      after the Separation Time, except as permitted by
                         Section 5.1, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action shall diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     2.3  ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS
          -----------------------------------------------

     The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

          (a)  If the Corporation shall at any time after the date of this
               Agreement:

               (i) declare or pay a dividend on Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) other than pursuant to any Dividend Reinvestment Plan;

               (ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

               (iii) consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

               (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) in respect of, in lieu of or in exchange for existing Common Shares except as otherwise provided in this Section 2.3;

               the Exercise Price and the number of Rights outstanding or if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted as of the payment or effective date in the manner set forth below.

               If the Exercise Price and number of Rights outstanding are to be adjusted:

               (a) the Exercise Price in effect after such adjustment shall be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "EXPANSION FACTOR") that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof; and

               (b) each Right held prior to such adjustment shall become that number of Rights equal to the Expansion Factor;

               and the adjusted number of Rights shall be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) shall have exactly one Right associated with it. For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment shall be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result of such dividend, subdivision, change, consolidation or issuance. If, after the Record Time and prior to the Expiration Time, the Corporation shall issue any shares other than Common Shares in a transaction of the type described in Subsection 2.3(a)(i) or (iv), such shares shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment. If Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares other than in a transaction referred to in this Subsection 2.3(a), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

          (b) If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a Record Time for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such Record Time) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than the Market Price per Common Share on such Record Date, the Exercise Price to be in effect after such Record Time shall be determined by multiplying the Exercise Price in effect immediately prior to such Record Time by a fraction:

               (i) the numerator of which shall be the number of Common Shares outstanding on such Record Time, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

               (ii) the denominator of which shall be the number of Common
                    Shares outstanding on such Record Time, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

               In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Such adjustment shall be made successively whenever such a Record Time is fixed, and in the event that such rights, options or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such Record Time had not been fixed, or to the Exercise Price which would be in effect based upon the number of Common Shares (or securities convertible into, or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

               For the purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to the Dividend Reinvestment Plan or any employee benefit, stock option or similar plans shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided however that, in all such cases, the right to purchase Common Shares is at a price per share of not less than 95% of the current market price per share (determined as provided in such plans) of the Common Shares.

          (c) If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a Record Time for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a merger or amalgamation) of evidences of indebtedness, cash (other than an annual cash dividend or a dividend referred to in Section 2.3(a)(i), but including any dividend payable in other securities of the Corporation), assets or rights, options or warrants (excluding those referred to in Subsection 2.3(b)), the Exercise Price to be in effect after such Record Time shall be determined by multiplying the Exercise Price in effect immediately prior to such Record Time by a fraction:

               (i) the numerator of which shall be the Market Price per Common Share on such Record Time, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights), on a per share basis, of the portion of the cash, assets, evidences of indebtedness, rights, options or warrants so to be distributed; and

               (ii) the denominator of which shall be such Market Price per
                    Common Share.

               Such adjustments shall be made successively whenever such a Record Time is fixed and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such Record Time had not been fixed.

          (d) Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent in the Exercise Price; provided however that any adjustments which by reason of this Subsection 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a share. Notwithstanding the first sentence of this Subsection 2.3(d), any adjustment required by Section 2.3 shall be made no later than the earlier of:

               (i) three years from the date of the transaction which gives rise to such adjustment; or

               (ii) the Expiration Date.

          (e) If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares (other than Common Shares) or rights, options or warrants to subscribe for or purchase any such shares or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Subsection 2.3(a)(i) or (iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(a), (b) and (c) in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and notwithstanding Subsections 2.3(a), (b) and (c), such adjustments, rather than the adjustments contemplated by Subsections 2.3(a), (b) and (c), shall be made. Subject to the prior consent of the holders of the Voting Shares or the Rights obtained as set forth in Subsection 5.5(b) or (c), the Corporation and the Rights Agent shall have authority to amend this Agreement as appropriate to provide for such adjustments.

          (f) Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided herein.

          (g) Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

          (h) In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price shall be made effective as of a Record Time for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such Record Time the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided however that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

          (i) Notwithstanding anything contained in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable, in order that any:

               (i)       consolidation or subdivision of Common Shares;

               (ii) issuance (wholly or in part for cash) of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares;

               (iii)     stock dividends; or

               (iv) issuance of rights, options or warrants referred to in this Section 2.3;

               hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

     2.4  CORPORATION COVENANTS
          ---------------------

          (a) The Corporation covenants and agrees that, after the Separation Time, it shall not, except as permitted or contemplated by Sections 3.1, 3.2, 5.1 and 5.5, take (nor shall it permit any of its Subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (b) The Corporation covenants and agrees that it shall not, at any time after the Separation Time:

               (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Subsection 2.4(a)),

               (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Subsection 2.4(a)), or

               (iii) sell or transfer (or permit any of its Subsidiaries to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which complies with Subsection 2.4(a)):

                    if

                    (A) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or

                    (B) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for the purposes of Subsection 2.5(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     2.5  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER
          --------------------------------------------------------------------

          (a) In the event that, following the Stock Acquisition Date (or a date that would have been the Stock Acquisition Date but for Subsections 5.1(d) and (e)), directly or indirectly (a "SECTION
               2.5 EVENT"):

               (i) the Corporation shall consolidate with, or merge with or into, any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Subsection 2.4(a)) and the Corporation shall not be the continuing or surviving corporation of such consolidation or merger;

               (ii) any Person (other than a Subsidiary of the Corporation in a transaction which complies with Subsection 2.4(a)) shall consolidate, merge with or into the Corporation and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for shares or other securities of any other Person or cash or any other property; or

               (iii) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person (other than the Corporation or any of its Subsidiaries in one or more transactions each of which complies with Subsection 2.4(a)), then and in each such case proper provision shall be made so that;

               (iv) each holder of a Right (except as provided in Subsection 3.1(b)) shall thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of validly issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of call or first refusal, or other adverse claims as shall be equal to the result obtained by;

                    (A) multiplying the then current Exercise Price by the number of Common Shares for which a Right is exercisable then immediately prior to the first occurrence of a Section 2.5 Event (or, if a Flip-in Event has occurred prior to the first occurrence of a
                         Section 2.5 Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Exercise Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 2.5 Event, shall be referred to as the "Exercise Price" for each Right and for all purposes of this Agreement) by;

                    (B) 50% of the current Market Price per share of the Common Shares of such Principal Party (determined in the manner described in Subsection 1.1(ac)) on the date of consummation of such consolidation, merger, sale or transfer;

               (v) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 2.5 Event, all the obligations and duties of the Corporation pursuant to this Agreement;

               (vi) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 3.1 shall thereafter apply to such Principal Party; and

               (vii) such Principal Party shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

          (b)  "Principal Party" shall mean;

               (i) in the case of any transaction described in Subsection 2.5(a)(i) or (ii), the Person that is the issuer of any securities into which Common Shares of the Corporation are converted in such merger or consolidation and if no securities are so issued the Person that is the other party to the merger or consolidation; and

               (ii) in the case of any transaction described in Subsection 2.5(a)(iii), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

               provided however that in any such case,

               (iii) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the 1934 Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other corporation; and

               (iv) in case such Person is a Subsidiary, directly or indirectly, of more than one corporation, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such corporations is the issuer of the Common Shares having the greatest market value.

          (c) The Corporation shall not consummate any Section 2.5 Event unless the Principal Party shall have a sufficient number of authorized Common Shares which are neither outstanding nor reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 2.5 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Subsections 2.5(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in Subsection 2.5(a), the Principal Party;

               (i) shall prepare and file a registration statement under the 1933 Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the 1933 Securities Act) until the Expiration Time; and

               (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the 1934 Exchange Act.

               The provisions of this Section 2.5 shall similarly apply to successive Section 2.5 Events. In the event that a Section 2.5 Event shall occur at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Subsection 2.5(a).

               In no event shall the Rights Agent have any liability in respect of any such Principal Party transactions, including, without limitation, the propriety thereof. The Rights Agent may rely and be fully protected in relying upon a certification of the Corporation stating that the provisions of this Section 2.5 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement which alters the rights or duties of the Rights Agent.

     2.6  DATE ON WHICH EXERCISE IS EFFECTIVE
          -----------------------------------

     Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereon and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided however that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

     2.7  EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES
          ---------------------------------------------------------------------

          (a) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice-President and by its Corporate Secretary or any Assistant Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices either before or after the countersignature and delivery of such Rights Certificates.

          (b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and the Rights Agent shall manually countersign (in a manner satisfactory to the Corporation) and send such Rights Certificates to the holders of the Rights pursuant to Subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

          (c) Each Rights Certificate shall be dated the date of countersignature thereof.

     2.8  REGISTRATION, TRANSFER AND EXCHANGE
          -----------------------------------

          (a) The Corporation shall cause to be kept a register (the "RIGHTS REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the "RIGHTS REGISTRAR") for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent shall have the right to examine the Rights Register at all reasonable times. After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.8(c), the Corporation shall execute, and the Rights Agent shall manually countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

          (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

          (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

          (d) Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any surrendered Rights Certificate until the holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner, Affiliates or Associates of such Beneficial Owner or holder, or of any other Person with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Corporation as the Corporation shall reasonably request.

     2.9  MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES
          ---------------------------------------------------------

          (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

          (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

               (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

               (ii) such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless;

               then in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon the Corporation's request, the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

          (c) As a condition to the issuance of any new Rights Certificate under this Section 2.9, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

          (d) Every new Rights Certificate issued pursuant to this Section 2.9 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

     2.10 PERSONS DEEMED OWNERS OF RIGHTS
          -------------------------------

     The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Right shall mean the registered holder of such Right (or, prior to the Separation Time, of the associated Common Share).

     2.11 DELIVERY AND CANCELLATION OF CERTIFICATES
          -----------------------------------------

     All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.11, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, destroy all cancelled Rights Certificates and shall deliver a certificate of destruction to the Corporation.

     2.12 AGREEMENT OF RIGHTS HOLDERS
          ---------------------------

     Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

          (a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

          (b) that prior to the Separation Time, each Right shall be transferable only together with and shall be transferred by a transfer of, the associated Common Share certificate representing such Right;

          (c) that after the Separation Time, the Rights Certificates shall be transferable only on the Rights Register as provided herein;

          (d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

          (e) that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares or other securities upon exercise of a Right (except as provided herein); and

          (f) that, subject to the provisions of Section 5.5, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors, acting in good faith, this Agreement may be supplemented or amended from time to time to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with the intent of this Agreement or is otherwise defective, as provided herein.

     2.13 RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER
          --------------------------------------------------

     No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or be deemed or confer upon the holder of any Right or Rights Certificate, as such, any right, title, benefit or privilege of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of Common Shares or any other shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

                        ARTICLE 3 - ADJUSTMENTS TO THE RIGHTS

     3.1  FLIP-IN EVENT
          -------------

          (a) Subject to Subsection 3.1(b) and Section 5.1, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective at the close of business on the eighth Trading Day after the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after such consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 shall have occurred).

          (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

               (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

               (ii) a transferee of Rights, directly or indirectly, from an
                    Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), where such transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), that has the purpose or effect of avoiding 3.1(b)(i);

               shall become null and void without any further action and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

          (c) From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the OBCA, the Securities Act and the securities laws or comparable legislation of each of the provinces of Canada and of the United States and each of the states thereof in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

          (d) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either 3.1(b)(i) or (ii) or transferred to any nominee of any such Person and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

               The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Plan Agreement) or a Person who was acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in Subsection 3.1 (b) of the Shareholder Rights Plan Agreement.

     Provided however that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by the Corporation in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described on such legend.

     3.2  EXCHANGE OPTION
          ---------------

          (a) The Board of Directors of the Corporation may, at its option, and without seeking the approval of the holders of Common Shares or Rights (provided that there are then Independent Directors in office and a majority of the Independent Directors concur), at any time and from time to time on or after a Flip-in Event has occurred, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.1) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO").

          (b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to Subsection 3.2(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice along with simultaneous written notice to the Rights Agent, of any such exchange, provided however that the failure to give or any defect in such notice shall not affect the validity of such exchange. The Corporation shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the register books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.
               Each such notice of exchange will state the method by which the exchange will be affected and in the event of any partial exchange the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Subsection 3.1(b)) held by each holder of Rights.

          (c) In an exchange pursuant to this Section 3.2, the Corporation, at its option, may substitute for Common Shares exchangeable for a Right (i) "common share equivalents", (ii) cash, (iii) debt or equity securities of the Corporation, (iv) other assets, or (v) any combination of the foregoing, having an aggregate value which a majority of the Independent Directors and the Board of Directors of the Corporation shall have determined in good faith to be equal to the current Market Price of one Common Share (determined pursuant to Subsection 1.1(ac)) on the Trading Date immediately preceding the date of exchange pursuant to this
               Section 3.2.

          (d) If the Board of Directors authorizes the exchange of debt or equity securities or other assets (or a combination thereof) for Rights pursuant to Subsections 3.2(a) to (c), then, without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of a holder of Rights shall be to receive such debt or equity securities or other assets (or a combination thereof) in accordance with the exchange formula authorized by the Board of Directors. Within 10 Business Days after the Board of Directors has authorized the exchange of debt or equity securities or other assets (or a combination thereof) for Rights pursuant to Subsections 3.2(a) to (c), the Corporation shall give notice of such exchange to the holders of such Rights. Each such notice of exchange will state the method by which the exchange of debt or equity securities or other assets (or a combination thereof) for Rights will be affected and shall state that Rights Certificates must be surrendered to the Rights Agent as a condition precedent to the receipt of such debt or equity securities or other assets.

          (e) The Corporation shall not be required to issue fractions of securities or to distribute certificates evidencing fractional securities. In lieu of issuing such fractional securities, there shall be paid to the registered holders of Rights to whom such fractional securities would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole security.

     3.3  FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS OF THE CORPORATION
          -------------------------------------------------------------

     It is understood that nothing contained in this Article 3 shall be considered to affect the obligations of the Board of Directors to exercise their fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Voting Shares of the Corporation reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation) with respect to any Take-over Bid that the Board of Directors believes is necessary or appropriate in the exercise of the fiduciary duties of its members.


                             ARTICLE 4 - THE RIGHTS AGENT

     4.1  GENERAL
          -------

          (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights in accordance with the terms and conditions hereof and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents ("CO-RIGHTS AGENTS") as it may deem necessary or desirable, subject to the prior written consent of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights
               Agent and Co-Rights Agents shall be as the Corporation may determine with the written approval of the Rights Agent and the Co-Rights Agent. The Corporation agrees to pay all reasonable fees and expenses of the Rights Agent in respect of the performance of its duties under this Agreement. The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including legal costs and expenses, which right to indemnification shall survive the termination of this Agreement or the resignation or removal of the Rights Agent.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon such request shall provide to the Rights Agent an incumbency certificate certifying the current officers of the Corporation.

     4.2  MERGER, AMALGAMATION OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
          -----------------------------------------------------------------
          AGENT
          -----

          (a) Any corporation into which the Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation will be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and may deliver such Rights Certificates so countersigned; and in case at that time any of the Rights have not been countersigned, any successor Rights Agent may countersign such Rights Certificates in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and shall deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in the prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     4.3  DUTIES OF RIGHTS AGENT
          ----------------------

     The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Corporation and the holders of certificates for Common Shares and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) the Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also consult with such experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement at the expense of the Corporation and the Rights Agent shall be entitled to act and rely on the advice of any such expert;

          (b) whenever in the performance of its duties under this Agreement, the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof shall be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, President or Chief Financial Officer of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

          (c) the Rights Agent shall be liable hereunder for its own negligence, bad faith or wilful misconduct;

          (d) the Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or shall be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only;

          (e) the Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for a Common Share or Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exerciseability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) hereof or being exchanged pursuant to Section 3.2) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or ascertaining the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares shall, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable;

          (f) the Corporation agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

          (g) the Rights Agent is hereby authorized and directed to accept instructions in writing with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be the Chairman of the Board, President or Chief Financial Officer of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual;

          (h) the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or may become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

          (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     4.4  CHANGE OF RIGHTS AGENT
          ----------------------

     The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail. The Corporation may remove the Rights Agent upon 60 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then by prior written notice to the Corporation, the resigning Rights Agent or the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate, if any, for inspection by the Corporation), may apply to any court of competent jurisdiction for the appointment of a new Rights Agent at the Corporation's expense. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent upon receipt of all outstanding fees and expenses shall deliver and transfer to the successor Rights
     Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the holders of the Rights in accordance with Section
     5.10. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of any successor Rights Agent, as the case may be.


                              ARTICLE 5 - MISCELLANEOUS

     5.1  REDEMPTION AND WAIVER
          ---------------------

          (a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the Close of Business on the eighth Trading Day following the Stock Acquisition Date (or if the Stock Acquisition Date shall have occurred prior to the Record Time, the Close of Business on the eighth Trading Day following the Record Time), or (ii) the final Expiration Time, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in
               Section 2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "REDEMPTION PRICE"), and the Corporation may, at its option, pay the Redemption Price with either its Common Shares (valued at their Market Price on the date of the redemption) or cash or other assets; provided, however, that if the Board of Directors of the Corporation authorizes redemption of the Rights in either of the circumstances set forth in clauses (A) or (B) below then there must be Independent Directors in office and such authorization shall require the concurrence of a majority of the Independent Directors; (A) such authorization occurs on or after the Stock Acquisition Date, or (B) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the Board of Directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or if upon the commencement of such solicitation a majority of the Board of Directors has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Flip-in Event or a Section 2.5 Event. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-in Event until such time as the Corporation's right of redemption hereunder has expired. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

          (b) In deciding whether or not to exercise the Corporation's right of redemption hereunder, the Board of Directors shall act in good faith, in a manner they reasonably believe to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and they may consider the long-term and short-term effects of any action upon employees, customers and creditors of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors.

          (c) Immediately upon the action of the Board of Directors of the Corporation electing to or being deemed to have elected to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. Within 10 days after the action of the Board of Directors electing to or being deemed to have elected to redeem the Rights, the Corporation shall give written notice of such redemption to the holders of the then outstanding Rights in accordance with Section 5.10 and to the Rights Agent. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made. Failure to give any notice provided for in this Subsection, however, or any defect therein, shall not affect the legality or validity of the redemption. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1, and other than in connection with the repurchase of Common Shares prior to the Separation Time.

          (d) The Board of Directors may waive the application of Section 3.1 to any particular Flip-in Event, provided there must be Independent Directors in office and such waiver and authorization shall have been approved by a majority of Independent Directors prior to the eighth Trading Day after the Stock Acquisition
               Date.

          (e) The Board of Directors may prior to the Close of Business on the eighth Trading Day following the Stock Acquisition Date determine, upon prior written notice delivered to the Rights Agent, to waive or to agree to waive the application of Section
               3.1 to that Flip-in Event, provided that the Acquiring Person has
               (i) reduced its Beneficial Ownership of Voting Shares, or (ii) has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within 30 days of the date on which such contractual arrangement is entered into (the expiry of which period is herein referred to as the "DISPOSITION DATE"), such that at the time the waiver becomes effective pursuant to this Subsection 5.1(e) such Person is no longer an Acquiring Person. In the event of such a waiver becoming effective, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred. Without limiting the generality of the foregoing, if the Person remains an Acquiring Person at the Close of Business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.

          (f) Where a Take-over Bid or other event giving rise to a Separation Time, is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, or in any other circumstances prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Without restricting the rights of the Board of Directors to elect to redeem the Rights pursuant to Subsection 5.1(a) rather than pursuant to Subsection 5.1(f), upon the Rights being redeemed pursuant to this Subsection 5.1(f), all of the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the events giving rise to the Separation Time shall be deemed not to have occurred.

     5.2  NOTICE OF CERTAIN EVENTS
          ------------------------

     In case the Corporation shall propose at any time following the Separation
     Time:

          (a) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend), or

          (b) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or

          (c) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or

          (d) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Subsection 2.4(a)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which complies with Subsection 2.4(a)), or

          (e) to effect the liquidation, dissolution or winding up of the Corporation,

          then, in each such case, the Corporation shall give to the Rights Agent and to each holder of a Right, in accordance with Section 5.10 a notice of such proposed action, which shall specify the Record Time for the purposes of such stock dividend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the Record Time for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares, whichever shall be the earlier.

          In case a Flip-In Event shall occur, then, in any such case, the Corporation shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right, to the extent feasible and in accordance with Section 5.10, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Subsection 3.1(a) and all references in the preceding paragraph to Common Shares shall be deemed to thereafter refer to other securities.

     5.3  EXPIRATION
          ----------

     No Person shall have any rights whatsoever pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a) hereof.

     5.4  ISSUANCE OF NEW RIGHTS CERTIFICATES
          -----------------------------------

     Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

     5.5  SUPPLEMENTS AND AMENDMENTS
          --------------------------

          (a) The Corporation may make amendments to this Agreement to correct any clerical or typographical error or which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation or regulations thereunder. The Corporation may, prior to the date of the shareholders' meeting referred to in Section 5.16, supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. Notwithstanding anything in this Section 5.5 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

          (b) Subject to Section 5.5(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation.

          (c) The Corporation may, with the prior consent of the holders of Rights, at any time on or after the Stock Acquisition Date, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders and representing 50% plus one of the votes cast in respect thereof.

          (d) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the OBCA with respect to meetings of shareholders of the Corporation.

          (e) Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.5(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation or regulation thereunder shall:

               (i) if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in Subsection 5.5(b), confirm or reject such amendment;

               (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.5(d), confirm or reject such amendment.

          Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and where such amendment is confirmed it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights as the case may be.


     5.6  FRACTIONAL RIGHTS AND FRACTIONAL SHARES
          ---------------------------------------

          (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, in lieu of issuing fractional Rights, the Corporation shall pay to the holders of record of the Rights Certificates (provided the Rights represented by such Rights Certificates are not void pursuant to the provisions of Subsection 3.1(b), at the time such fractional Rights would otherwise be issuable), an amount in cash equal to the fraction of the Market Price of one whole Right that the fraction of a Right that would otherwise be issuable is of one whole Right.

          (b) The Corporation shall not be required to issue fractions of Common Shares upon exercise of Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of one whole Common Share at the date of such exercise.

     5.7  RIGHTS OF ACTION
          ----------------

     Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights. Any holder of Rights, without the consent of the Rights Agent or of the holder of any other Rights, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, may enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder's right to exercise such holder's Rights, or Rights to which such holder is entitled, in the manner provided in such holder's Rights and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

     5.8  REGULATORY APPROVALS
          --------------------

     Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from, or any requisite filings with, any governmental or regulatory authority, and without limiting the generality of the foregoing, necessary approvals of The Toronto Stock Exchange and other exchanges shall be obtained, such as to the issuance of Common Shares upon the exercise of Rights under Subsection 2.2(d).

     5.9  DECLARATION AS TO NON-CANADIAN AND NON-U.S. HOLDERS
          ---------------------------------------------------

     If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

     5.10 NOTICES
          -------

          (a) Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Rights Agent) or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

               American ECO Corporation
               154 University Avenue
               Suite 200
               Toronto, Ontario
               M5H 3Y9

               Attention:     Mr. J. C. Pennie
               Telecopy No.   (416) 340-2457

          (b) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Corporation), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

               CIBC Mellon Trust Company
               393 University Avenue
               5th Floor
               Toronto, Ontario
               M5G 2M7

               Attention:     Assistant Vice-President, Client Services
               Telecopy No.   (416) 813-4555

          (c) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for its Common Shares. Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

          (d) Any notice given or made in accordance with this Section 5.10 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of telegraphing, telecopying or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

     5.11 COSTS OF ENFORCEMENT
          --------------------

     The Corporation agrees that if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation shall reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder to enforce his rights pursuant to any Rights or this Agreement.

     5.12 SUCCESSORS
          ----------

     All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

     5.13 BENEFITS OF THIS AGREEMENT
          --------------------------

     Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; further, this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

     5.14 GOVERNING LAW
          -------------

     This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

     5.15 SEVERABILITY
          ------------

     If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining terms and provisions hereof in such jurisdiction or the application of such term or provision in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

     5.16 EFFECTIVE DATE
          --------------

     This Agreement is effective and in full force and effect in accordance with its terms from and after the Effective Date. At the first annual meeting of holders of Voting Shares of the Corporation following the Effective Date, the Corporation shall request confirmation of this Agreement by the holders of its Voting Shares. If this Agreement is not confirmed by a majority of the votes cast in person or by proxy by holders of Voting Shares who vote in respect of confirmation of this Agreement at such meeting, then this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the close of business on the date of termination of such meeting.

     5.17 RECONFIRMATION
          --------------

     Notwithstanding the confirmation of this Agreement pursuant to Section 5.16, this Agreement must be reconfirmed by a resolution passed by a majority of greater than 50% of the votes cast by all holders of Voting Shares who vote in respect of such reconfirmation at every third annual meeting following the 1998 annual meeting. If the Agreement is not so reconfirmed or is not presented for reconfirmation at such annual meeting, the Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the date of termination of the annual meeting; provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Subsection 5.1(a), (d) or (e) hereof), prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.17.

     5.18 DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS
          ----------------------------------------------------

     The Board of Directors, upon the advice of counsel, shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation as may be necessary or advisable in the administration of this Agreement. All such actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, shall not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights.

     5.19 TIME OF THE ESSENCE
          -------------------

     Time shall be of the essence of this Agreement.

     5.20 REGULATORY APPROVALS
          --------------------

     Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment to this Agreement, shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority. Without limiting the generality of the foregoing, the Corporation shall use its reasonable commercial efforts to:

          (a) file, as soon as practicable following the first occurrence of a Flip-in Event, or as soon as required by law, as the case may be, a registration statement under the 1933 Securities Act and any such documentation as may be required to be filed under the Securities Act (Ontario) (and the securities legislation in all other applicable provinces of Canada) with respect to the securities purchasable upon exercise of the Rights on an appropriate form,

          (b) cause such registration statement to become effective as soon as practicable after such filing, and

          (c) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the 1933 Securities Act) until the earlier of:

               (i) the date as of which the Rights are no longer exercisable for such securities, and

               (ii) the Expiration Time.

     The Corporation shall also take such action as may be appropriate under the blue sky laws of the various states. The Corporation may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in Subsection 5.20(a), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Corporation shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualifications in such jurisdiction shall have been obtained.

     5.21 EXECUTION IN COUNTERPARTS
          -------------------------

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        AMERICAN ECO CORPORATION

                                        By:   /s/ Michael E. McGinnis
                                             --------------------------------
                                             Chairman of the Board, President
                                               and Chief Executive Officer


                                        By:   /s/ Bruce D. Tobecksen
                                             --------------------------------
                                             Senior Vice President and Chief
                                               Financial Officer



                                        THE CIBC MELLON TRUST COMPANY

                                        By:   /s/ B.M. Cornish
                                             --------------------------------
                                             Authorized Officer


                                        By:   /s/ Joyce Whitelaw
                                             --------------------------------
                                             Authorized Officer

                                     ATTACHMENT 1

                               AMERICAN ECO CORPORATION

                          SHAREHOLDER RIGHTS PLAN AGREEMENT

                             [Form of Rights Certificate]

     Certificate No. ____                                          Rights ______


     THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, OR TRANSFEREES OF AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, MAY BECOME VOID.

                                  RIGHTS CERTIFICATE

     This certifies that _____________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement, dated as of April 9, 1998, as the same may be amended or supplemented from time to time (the "Shareholder Rights Agreement"), between American ECO Corporation, a corporation duly incorporated under the Business Corporations Act, Ontario (the "Corporation") and The CIBC Mellon Trust Company, a trust company incorporated under the laws of the United States (the "RIGHTS AGENT") (which term shall include any successor Rights Agent under the Shareholder Rights Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Shareholder Rights Agreement) and prior to the Expiration Time (as such term is defined in the Shareholder Rights Agreement), one fully paid common share of the Corporation (a "COMMON SHARE") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise (in the form provided hereinafter) duly executed and submitted to the Rights Agent at its principal office in any of the cities of ____________ or to the principal office of ___________ in ___________.
     The Exercise Price per Right shall initially be one-half of the then current Market Price (as such term is defined in the Shareholder Rights Agreement) and shall be subject to adjustment in certain events as provided in the Shareholder Rights Agreement.

     This Rights Certificate is subject to all of the terms and provisions of the Shareholder Rights Agreement, which terms and provisions are incorporated herein by reference and made a part hereof and to which Shareholder Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Shareholder Rights Agreement are on file at the registered office of the Corporation.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or to receive assets, debt securities or shares in the capital of the Corporation other than Common Shares, or more or less than one Common Share (or a combination thereof), all as provided in the Rights Agreement. In certain circumstances described in the Rights Agreement, this Rights Certificate and the Rights represented hereby may become null and void.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Shareholder Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Shareholder Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Shareholder Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

     Date:
          -------------------------


     AMERICAN ECO CORPORATION


     By:                                       By:
          -------------------------                --------------------------


     Countersigned:

     .


     By:
          -------------------------

                                  FORM OF ASSIGNMENT


     (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.) FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto
                                        -------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

                    (Please print name and address of transferee.)

     the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________, as attorney, to transfer the within Rights on the books of the Corporation, with full power of substitution.

     Dated:
          ------------------------------------------------------------
                                                   Signature

     Signature Guaranteed:    (Signature must correspond to name as written upon
                              the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)


     Signature must be guaranteed by a member firm of a recognized stock exchange in Canada or the United States, or a commercial bank or trust company having an office or correspondent in Canada or the United States.

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                     CERTIFICATE

                              (To be completed if true.)

     The undersigned party transferring Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Agreement.


                                   -----------------------------------
                                   Signature

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     (To be attached to each Rights Certificate.)

                             FORM OF ELECTION TO EXERCISE

     (To be exercised by the registered holder if such holder desires to exercise the Rights Certificate.)

     TO:
          -----------------------------------------

     The undersigned hereby irrevocably elects to exercise
     ______________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:


     -----------------------------------------------------------------
     (Name)

     -----------------------------------------------------------------
     (Address)

     -----------------------------------------------------------------
     (City and Province)

     -----------------------------------------------------------------
     Social Insurance Number or other taxpayer identification number.


     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


     ---------------------------------------------------------------------------
     (Name)

     ---------------------------------------------------------------------------
     (Address)

     ---------------------------------------------------------------------------
     (City and Province)

     ---------------------------------------------------------------------------
     Social Insurance Number or other taxpayer identification number.

     Dated:
          ----------------------------------------------------------------------

     Signature Guaranteed:
                         -------------------------------------------------------
                                   (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

     Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, the United States or a commercial bank or trust company having an office or correspondent in Canada or the United States.

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                     CERTIFICATE

                              (To be completed if true.)

     The undersigned party exercising Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Agreement.



                                   ---------------------------------------------
                                   Signature


     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     (To be attached to each Rights Certificate.)

                                        NOTICE


     In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof. No Rights Certificates shall be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof, or by a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.